UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2005

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(513) 534-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2005, Fifth Third Bancorp amended and restated the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors. The changes in the plan were mostly designed to comply with the enactment of new Internal Revenue Code Section 409A.

As part of this amendment and restatement, the procedures to defer compensation and to select the date a benefit is to be paid under the plan have been revised to meet the requirements of Section 409A. As permitted by the new legislation, the plan also provides participants a one-time election to either take a complete taxable payout in 2005 or to continue the deferral under the amended and restated plan. For administrative convenience, a participant who has already terminated service will receive a complete taxable payout in 2005 if the value of his vested account as of June 30, 2005 did not exceed $10,000. An ongoing “cash-out” rule has also been included in the plan to provide that a participant who has terminated service will receive a complete payout if the value of his vested account as of any December 31st does not exceed $25,000.

Other amended provisions of the plan allow for the inclusion of benefits from other nonqualified plans that Fifth Third has assumed in acquisitions. It is anticipated that Fifth Third will give participants in certain of those acquired plans the ability to take a 2005 taxable payout or, in the alternative, to have their benefit deferred and administered under the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors.

Additionally, in changes unrelated to Section 409A, the amended and restated plan now requires that death benefits must be paid in a lump sum (rather than the participant having a choice of a lump sum payment or monthly installments as has been the case), participants must wait until the first open enrollment period after being elected as a director to enroll in the plan (rather than immediately upon being elected as a director as has been the case), and the plan may be amended by action of the Fifth Third Bank Pension, Profit Sharing and Medical Plan Committee or the Chairman of that Committee (rather than by action of the Board of Directors as has been the case).

This description of the amended and restated plan is qualified in its entirety by reference to the plan itself, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1 –	Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

October 7, 2005	By:	/s/ PAUL L. REYNOLDS
Paul L. Reynolds
Executive Vice President, Secretary and General Counsel